                                                                    EXHIBIT 10.2

                            PUT AND OPTION AGREEMENT

         THIS PUT AND OPTION AGREEMENT (this "Agreement") dated as of March 28, 2002, is entered into by and among STC Broadcasting, Inc., a Delaware corporation ("STC"), and STC License Company, a Delaware corporation and a wholly-owned subsidiary of STC ("STC License Co." and together with STC, "Seller"), Smith Television of North Dakota, Inc., a Delaware corporation ("STND"), and Smith Television of North Dakota License Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of STND ("STLH" and together with STND, "Buyer").

         WHEREAS, concurrently herewith Seller and Buyer are entering into an Amended and Restated Asset Purchase Agreement (as such agreement may be amended from time to time (the "Asset Purchase Agreement"), pursuant to which Buyer has agreed to acquire the Assets (as defined in the Asset Purchase Agreement), including the FCC Assets (as described below);

         WHEREAS, pursuant to the Asset Purchase Agreement, concurrently herewith Buyer is acquiring from Seller the FCC Assets (as defined in the Asset Purchase Agreement), including the FCC Licenses (as defined in the Asset Purchase Agreement) relating to television broadcast stations KVLY-TV, Fargo, North Dakota, KFYR-TV, Bismarck, North Dakota plus three satellite stations, KMOT-TV, licensed to Minot, North Dakota, KUMV-TV licensed to Williston, North Dakota and KQCD-TV licensed to Dickinson, North Dakota (the "Stations");

         WHEREAS, in connection with the execution and delivery of the Asset Purchase Agreement, it is contemplated that Sunrise Television Corp., the parent corporation of STC ("Sunrise"), STC and STLH will enter into a Lease Agreement, pursuant to which Sunrise and STC will lease the Station Assets (as defined therein) to STLH (the "Lease Agreement"); and

         WHEREAS, as an inducement and a condition to entering into the Asset Purchase Agreement and in connection with the execution and delivery of the Lease Agreement, Seller has required Buyer to enter into this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

         1. Put Right. In the event that the Closing (as defined in the Asset Purchase Agreement) has not occurred on or prior to the Drop Dead Date (as defined in the Asset Purchase Agreement), then from and after the later to occur of (a) the Drop Dead Date and (b) the consummation or the termination of the transactions contemplated by the

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Agreement and Plan of Merger dated as of February 19, 2002, between LIN TV Corp.
and Sunrise, as such agreement may be amended, subject to the terms and conditions hereof, Buyer, or its permitted assignees, shall have the right to require Seller to purchase the FCC Assets from Buyer for a purchase price of $1,000,000 (the "Put Right").

         2. Option Right. In the event of the termination of either the Asset Purchase Agreement or the Lease Agreement, then from and after the date of such termination, Seller, subject to the terms and conditions hereof, Seller, or its permitted assignees, shall have the right to purchase the FCC Assets from Buyer for a purchase price of $1,000,000 (the "Option Right").

         3. Notice and Procedure. The Put Right may be exercised by Buyer, and the Option Right may be exercised by Seller, by giving written notice (the "Notice") to the other party, at any time following the Put/Option Date. The Notice of the exercise of the Put Right or the Option Right, as the case may be, shall be unconditional, except that such Notice may set forth as conditions those items necessary to close the purchase and sale of the FCC Assets, which are enumerated in Section 4 below.

         4. Closing. Unless otherwise agreed to by the parties, the closing (the "Put/Option Closing") of any sale of the FCC Assets to Seller pursuant to an exercise of the Put Right or the Option Right shall occur at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153 on the first business day immediately following the receipt of the FCC Consent (as defined in Section 5). At or prior to the Put/Option Closing, (a) Buyer shall have delivered the Assignment of FCC Licenses attached hereto as Exhibit A to effectively convey the FCC Licenses to Seller, free and clear of all liens, claims, charges, pledges or other encumbrances (collectively, "Liens"), and (b) Seller shall pay the purchase price therefor in cash in immediately available funds by wire transfer to an account to be designated by Buyer.

         5. FCC Consent. Within three business days following Buyer's receipt or delivery of the Notice, as applicable, Seller and Buyer shall jointly file an application with the FCC (as defined in the Asset Purchase Agreement) requesting the consent of the FCC to the transfer of the FCC Licenses to Seller (the "FCC Consent"). Each of Buyer and Seller will diligently take, or fully cooperate in the taking of, all necessary and proper steps, and provide any additional information reasonably requested in order to obtain the FCC Consent as promptly as practicable.

         6. Representations and Warranties. Each of Buyer and Seller hereby represents and warrants to the other that (a) this Agreement has been duly executed and delivered by such party and constitutes a valid and binding obligation of such party enforceable against such party in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights in general and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), (b) the execution and delivery of this Agreement by such party does not, and the performance by


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such party of the transactions contemplated hereby to performed by such party will not, conflict with, or result in any violation of, or constitute a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a benefit under, any contract, permit, order, judgment or decree to which such person is a party or by which any such person's properties are bound, and
(c) the execution and delivery of this Agreement and the performance of the transactions contemplated hereby by such party will not require any consent, approval, authorization or other action by, or filing with or notification to any person or entity, other than the FCC Consent.

         7. Covenants. Seller covenants and agrees with Buyer as follows:

                  (a) Pending and prior to the Closing and the Put/Option Closing, Buyer will not (i) sell, assign, lease, license, subject to any Lien, or otherwise transfer or dispose of the FCC Assets or any interest therein, (ii) enter into any marketing, management, operating or similar agreement with respect to the Stations, or (iii) take any action, or fail to take any action, that may jeopardize the validity or enforceability of or rights under the FCC Licenses.

                  (b) Pending and prior to the Closing and the Put/Option Closing, Buyer will maintain the validity of the FCC Licenses, and comply in all material respects with all requirements of the FCC Licenses and the rules, policies and regulations of the FCC and all other applicable laws and regulations.

         8. Further Assurances. Each of Buyer and Seller shall promptly perform, whether before or after the Put/Option Closing, such additional acts (including, without limitation, executing and delivering additional documents) as are reasonably required by the other to consummate the transactions contemplated hereby.

         9. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns and references herein to "Buyer" or "Seller" shall be deemed to include any such successor or permitted assignee. This Agreement may be assigned by Seller or Buyer to any of their respective Affiliates (as defined in the Asset Purchase Agreement), provided that Buyer may only assign this Agreement to an Affiliate that assumes the obligations of Buyer to acquire the FCC Assets pursuant to the Asset Purchase Agreement.

         10. Notice. Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made in accordance with the terms of the Asset Purchase Agreement.

         11. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of law.


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

         12. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original document, but all of which will constitute a single document.

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first set forth above.



                                       SELLER

                                       STC BROADCASTING, INC.



                                       By: /s/ David A. Fitz
                                          --------------------------------------
                                          David A. Fitz
                                          Chief Financial Officer



                                       STC LICENSE COMPANY



                                       By: /s/ David A. Fitz
                                          --------------------------------------
                                          David A. Fitz
                                          Chief Financial Officer



                                       BUYER

                                       SMITH TELEVISION OF NORTH DAKOTA, INC.



                                       By: /s/ Robert N. Smith
                                          --------------------------------------
                                          Name: Robert N. Smith
                                          Title: President and Chief Executive
                                                 Officer



                                       SMITH TELEVISION OF NORTH
                                       DAKOTA LICENSE HOLDINGS, INC.



                                       By: /s/ Robert N. Smith
                                          --------------------------------------
                                          Name: Robert N. Smith
                                          Title: President and Chief Executive
                                                 Officer


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